Fourth Quarter 2023 Investor Presentation February 7, 2024

Important Notices 2 This presentation is issued by Annaly Capital Management, Inc. ("Annaly"), an internally-managed, publicly traded company that has elected to be taxed as a real estate investment trust for federal income tax purposes, and is being furnished in connection with Annaly’s Fourth Quarter 2023 earnings release. This presentation is provided for investors in Annaly for informational purposes only and is not an offer to sell, or a solicitation of an offer to buy, any security or instrument. Forward-Looking Statements This presentation, other written or oral communications, and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” “illustrative” or similar terms or variations on those terms or the negative of those terms. Such statements include those relating to the Company’s future performance, macro outlook, the interest rate and credit environments, tax reform and future opportunities. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities (“MBS”) and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of the Company’s assets; changes in business conditions and the general economy; the Company’s ability to grow its residential credit business; the Company's ability to grow its mortgage servicing rights business; credit risks related to the Company’s investments in credit risk transfer securities and residential mortgage-backed securities and related residential mortgage credit assets; risks related to investments in mortgage servicing rights; the Company’s ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940; and operational risks or risk management failures by us or critical third parties, including cybersecurity incidents; and risks. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. We use our website (www.annaly.com) and LinkedIn account (www.linkedin.com/company/annaly-capital-management) as channels of distribution of company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about Annaly when you enroll your email address by visiting the "Investors" section of our website, then clicking on "Investor Resources" and selecting "Email Alerts" to complete the email notification form. Our website, any alerts and social media channels are not incorporated into this document. Past performance is no guarantee of future results. There is no guarantee that any investment strategy referenced herein will work under all market conditions. There is no guarantee that illustrative returns will occur. Prior to making any investment decision, you should evaluate your ability to invest for the long-term, especially during periods of downturns in the market. You alone assume the responsibility of evaluating the merits and risks associated with any potential investment or investment strategy referenced herein. To the extent that this material contains reference to any past specific investment recommendations or strategies which were or would have been profitable to any person, it should not be assumed that recommendations made in the future will be profitable or will equal the performance of such past investment recommendations or strategies. The information contained herein is not intended to provide, and should not be relied upon for accounting, legal or tax advice or investment recommendations for Annaly or any of its affiliates. Regardless of source, information is believed to be reliable for purposes used herein, but Annaly makes no representation or warranty as to the accuracy or completeness thereof and does not take any responsibility for information obtained from sources outside of Annaly. Certain information contained in the presentation discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures, including earnings available for distribution. We believe the non-GAAP financial measures are useful for management, investors, analysts, and other interested parties in evaluating our performance but should not be viewed in isolation and are not a substitute for financial measures computed in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, we may calculate our non-GAAP metrics, such as earnings available for distribution, or the premium amortization adjustment, differently than our peers making comparative analysis difficult.

Financing & Liquidity Recent Achievements and Performance Highlights 3 Annaly generated a strong economic return and earnings that outpaced the dividend despite elevated market volatility Annaly remains well-positioned to take advantage of investment opportunities with low leverage and significant liquidity Annaly’s diversified housing finance model delivered strong Q4 results as Annaly continued to grow its non-Agency portfolios  Earnings available for distribution* of $0.68 per average common share for the quarter, up $0.02 from the prior quarter  Book value per common share of $19.44  Declared quarterly common stock cash dividend of $0.65 per share  Economic return of 10.1% for the fourth quarter and 6.0% for the full year 2023  Total portfolio of $74.3 billion, including $65.7 billion in highly liquid Agency portfolio, which represents 88% of total assets(4) and 62% of dedicated capital  During the quarter, Annaly’s Agency portfolio decreased modestly with activity focused on continuing to shift up in coupon  Hedge ratio decreased from 115% to 106% as the hedge portfolio was reduced in light of shorter portfolio duration  Annaly’s Residential Credit portfolio increased 9% in the quarter due to continued record growth of our correspondent channel, including $2.7 billion of quarterly lock volume and $1.8 billion of whole loans settled, 90% of which were acquired through our correspondent channel  Annaly’s MSR portfolio increased 18% quarter-over-quarter with $2.7 billion in assets(4), representing 18% of dedicated capital  Economic leverage* of 5.7x, down from 6.4x quarter-over-quarter  $6.2 billion of total assets available for financing(1), including cash and unencumbered Agency MBS of $3.8 billion  Annaly Residential Credit Group is the largest non-bank issuer and the second largest issuer overall(2) of Prime Jumbo and Expanded Credit MBS, pricing 16 residential whole loan securitizations totaling $6.3 billion in proceeds since the beginning of 2023(3)  Weighted average days to maturity for repurchase agreements decreased to 44 days from 52 days in the prior quarter  Annaly Mortgage Servicing Rights (“MSR”) Group upsized existing credit facilities by $500 million during the quarter; total warehouse capacity across both Annaly’s MSR and Residential Credit businesses of $3.6 billion  Financing costs increased modestly with average GAAP cost of interest-bearing liabilities of 5.37%, up 10 basis points quarter-over-quarter, and average economic cost of interest-bearing liabilities* of 3.42%, up 14 basis points quarter-over-quarter Portfolio Performance Source: Company filings. Financial data as of December 31, 2023, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Financial Performance

Fourth Quarter 2023 Financial Highlights 4 ($0.88) | $0.68 $19.44 Earnings per Share Earnings Available for Distribution*GAAP Book Value per Share 13.4% Dividend per Share Dividend Yield(1) $0.65 Net Interest Margin (ex. PAA)* $74.3bn $11.3bn Total Portfolio(2) Total Stockholders’ Equity Capital Allocation(3) Average Yield on Interest Earning Assets (ex. PAA)* Liquidity Position $3.8bn of cash and unencumbered Agency MBS $6.2bn of total assets available for financing(4) Total Hedge Portfolio(5) $69bn Hedge portfolio, down from $79bn in Q3’23, as hedges were taken off amidst strong fixed income performance Economic Leverage*(6) Hedge Ratio(7) Average Economic Cost of Funds*(8) Source: Company filings. Financial data as of December 31, 2023, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Earnings & Book Value Investment Portfolio Financing, Liquidity & Hedging 1.48% 1.58% Q3 2023 Q4 2023 6.4x 5.7x Q3 2023 Q4 2023 115% 106% Q3 2023 Q4 2023 3.28% 3.42% Q3 2023 Q4 2023 4.46% 4.64% Q3 2023 Q4 2023 Agency 62% MSR 18% ARC 20%

Invests in Agency MBS collateralized by residential mortgages, which are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae, and complementary investments within the Agency market Annaly Investment Strategies Total Portfolio: $74.3 billion(1) | Total Shareholders’ Equity: $11.3 billion 5 Assets(1) Capital(2) $65.7bn $7.0bn Invests in Mortgage Servicing Rights, which provide the right to service residential loans in exchange for a portion of the interest payments made on the loans Assets(1) Capital(2) $2.7bn $1.9bn Source: Company filings. Financial data as of December 31, 2023. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Invests in Non-Agency residential mortgage assets within the securitized product and whole loan markets Assets(1) Capital(2) $5.7bn $2.3bn Agency Residential Credit Mortgage Servicing Rights

Illustrative Returns & Market Dynamics Across Annaly's Investment Strategies

In the current environment, Annaly's investment strategies offer attractive new money returns

	Agency	Residential Credit	MSR
Current Illustrative Market Levered Returns[(1)]	**14%–16%**	**12%–15%**	**10%–12%**
Key Market Dynamics & Commentary	▪ Nominal spreads continue to provide highly attractive returns relative to history and other fixed income products ▪ Federal Reserve is anticipated to cut interest rates to more normalized levels; earlier end to quantitative tightening should broaden Agency investor base ▪ Absolute convexity and prepay risk of the outstanding MBS universe is low ▪ Financing conditions remain supportive for levered investors	▪ Housing market has continued to be resilient given low inventory, with potential for activity to modestly accelerate ▪ Base case of "soft landing" in economy is highly supportive of credit risk products ▪ Spreads have tightened 2024 YTD; supply expected to increase modestly from depressed 2023 levels ▪ Whole loan acquisition and securitization strategy produces mid-teens returns; third party securities strategy offers low to mid double-digit returns	▪ Low note rate MSR offer attractive hedged returns relative to at-the-money MSR – Ability to generate strong returns utilizing minimal leverage – Strong float income remains accretive to MSR returns ▪ MSR trading activity has remained robust with sound demand from a broad-based investor community
Annaly's Positioning	▪ Strategically constructed portfolio with a focus on higher coupon specified pools ▪ Annaly's diversified hedge portfolio across the curve should continue to provide protection against interest rate volatility ▪ Annaly has maintained its prudent leverage position with substantial liquidity	▪ Correspondent channel has seen record whole loan production throughout 2023 – Allows for control of credit box, which Annaly has tightened several times in recent years ▪ Core strategy remains programmatic securitization of the whole loan portfolio driven by desire to obtain non-mark-to-market, non-recourse financing	▪ Annaly is highly selective in our MSR purchase strategy, favoring low coupon MSR – Focus is expected to remain on collateral with exceptional credit and stable cash flows, in line with our current portfolio composition ▪ Annaly is uniquely positioned as a synergistic buyer to originators and servicers

Source: Company filings. Financial data as of December 31, 2023. Market data as of February 2, 2024, unless otherwise noted.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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Onslow Bay 2023 Strategic Milestones

Onslow Bay has firmly established itself as a leader in the Residential Credit and MSR markets with significant growth in 2023

Key Milestones Across Our Housing Finance Expansion Strategy

Residential Credit

- Onslow Bay has issued 54 securitizations since 2018, totaling over $21 billion in issuance[(1)]
  - Issued $6.3 billion across 16 securitizations[(1)] since the beginning of 2023
- Purchased $4.7 billion of whole loans in 2023, of which $3.9 billion were acquired through our correspondent channel, with an outstanding pipeline of $1.6 billion[(2)]
- Record year of loan locks in 2023 with $7.6 billion in lock volume, with each quarter surpassing the prior quarter
- Portfolio exhibits exceptional credit quality, including:
  - Original FICO of 758 and Original LTV of 68%
  - Mark-to-market LTV of 60%

Leading Securitizer

#1

Non-Bank Issuer of Prime Jumbo & Expanded Credit MBS and #2 Issuer Overall[(3)]

Exceptional Credit Quality

#1

Lowest Delinquencies (D60+) Amongst Top 10 Non-QM Issuers[(4)]

MSR

- MSR portfolio grew by nearly 50% to $2.7 billion in assets year-over-year[(5)]
- Fifth largest buyer of bulk MSR in 2023[(6)], onboarding over $42 billion of UPB throughout the year
- Attractive portfolio with very low WAC, stable cash flows and high credit quality collateral:
  - WAC of 3.06%
  - Original FICO of 758 and Original LTV of 70%
  - 3 Month CPR of 2.9%

Scaled Platform

Top 10

Non-Bank Servicer of the Agency MBS Market[(7)]

Portfolio Growth

5th

Largest Buyer of MSR in 2023[(6)]

Note: Data as of December 31, 2023, unless otherwise noted. For source information, please refer to the endnotes included at the end of this presentation.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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Market Environment

Q4 2023 Market and Economic Developments Inflation is slowing and will likely reach the Federal Reserve’s target range this year… The Macroeconomic State of Affairs Note: Data as of February 2, 2024, unless otherwise noted. For source information, please refer to the endnotes included at the end of this presentation. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. The Federal Reserve has begun to discuss easing of monetary policy in an attempt to facilitate a “soft landing” amidst slowing inflation 9  The U.S. economy continued to perform well in the fourth quarter, with GDP recording 3.3% annualized growth according to initial estimates − The bright spot in economic news in the fourth quarter came with respect to inflation, as core PCE averaged 2.0% annualized for a second consecutive quarter  The Federal Reserve (the “Fed”) has shifted communication following the improved inflation readings and increased concerns that elevated policy rates will reduce the likelihood of a “soft landing” in which inflation moderates without a meaningful rise in unemployment  Following the sharp increase in levels of interest rates between August and late October 2023, Treasury yields have declined relatively sharply  The U.S. housing market remains resilient despite low levels of activity, which should see an uptick if interest rates decline …the softer inflation narrative has changed Federal Reserve communication, making Fed cuts in 2024 more likely 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Core PCE Inflation(1), % year-over-year Core Services ex. shelter Forecast assuming pace of last 6 months continues going forward(2) Fed 2% Target 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 12/31/21 07/19/22 02/04/23 08/23/23 03/10/24 09/26/24 Federal Funds Target Rate and Market Forwards(3), % Forwards after Sept. 2023 FOMC Forwards after Jan. 2024 FOMC

Business Update

Agency | Business Update Annaly’s portfolio continued to shift up in coupon during the fourth quarter through the addition of high-quality specified pools while Annaly also grew its Agency CMBS portfolio 11  Annaly’s Agency portfolio is made up of high quality and liquid securities, predominantly specified pools, TBAs and derivatives  Portfolio benefits from in-house proprietary analytics that identify emerging prepayment trends and a focus on durable cash flows  Diverse set of investment options within the Agency market, including Agency CMBS, which provides complementary duration and return profiles to Agency MBS  Access to deep and varied financing sources, including traditional bilateral repo and proprietary broker-dealer repo  Agency MBS spreads tightened materially in November and December, supported by declining interest rate levels and market volatility − Despite recent tightening, spreads continue to provide historically attractive new money returns  2024 Agency MBS Supply forecasted to be in line with last year(1) − Demand remains reliant on money managers, but slow down in Fed balance sheet run off has chance to broaden investor base  Prepayment environment is expected to remain muted, as small share of universe has refinancing incentive(1) Source: Company filings. Financial data as of December 31, 2023. Market data as of February 2, 2024, unless otherwise noted. Note: Portfolio data as of quarter end for each respective period. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. ‘ ‘ ‘ Strategic Approach Market Trends Agency Portfolio Detail Assets Hedges(2) Funding(3) 0% 25% 50% 75% 100% 2020 2021 2022 2023 Pools TBA NLY Specified Pools and TBA Holdings, % 0% 25% 50% 75% 100% 2020 2021 2022 2023 Within 30 30-120 days Over 120 Agency Funding Composition, % 0% 25% 50% 75% 100% 2020 2021 2022 2023 Swaps Swaptions Treasuries Agency Hedging Composition, %

Agency | Portfolio Summary

- Annaly's Agency Portfolio: $65.7 billion in assets at the end of Q4 2023, a decrease of 4% compared to Q3 2023
- Portfolio additions were focused on production coupon specified pools and Agency CMBS while rotating out of TBAs
  - Annaly ended the quarter with 48% of the portfolio in 5.0% coupons and higher, up from 43% in the prior quarter
  - Annaly maintained a net TBA position of ($574) million
- Reduced interest rate hedges as portfolio duration contracted amidst strong fixed income performance in the fourth quarter, though the portfolio remains conservatively hedged given persistent elevated volatility
- In the fourth quarter, Annaly's MBS portfolio prepayment speeds decreased to 6.3 CPR, down from 7.3 CPR in Q3 2023; prepays are expected to decrease modestly in the first quarter of 2024 given seasonal factors

Total Dedicated Capital: $7.0 billion[1]

Asset Type[1]


IO/IIO/CMO <1%
15yr <1%
20yr <1%
DUS 5%
ARM/HECM <1%
30yr 93%

Pass Through Coupon Type[2]


<=2.5% 5%
>=6.5% 5%
3.0% 5%
6.0% 11%
3.5% 13%
5.5% 13%
4.0% 16%
5.0% 18%
4.5% 14%

Portfolio Quality[3]


Generic 33%
High Quality 32%
40+ WALA 7%
Medium Quality 28%

Note: Financial data as of December 31, 2023. Percentages based on fair market value and may not sum to 100% due to rounding.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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$1,094 $2,095 $1,846 $3,857 $6,196 $6,263 3 5 4 10 16 16 0 2 4 6 8 10 12 14 16 18 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 2018 2019 2020 2021 2022 2023-2024YTD UPB Issued Deal Count Residential Credit | Business Update Annaly’s Residential Credit portfolio grew in the fourth quarter through record production from its whole loan correspondent channel, all while continuing to be a programmatic securitization issuer 13  Programmatic securitization sponsor of new origination, residential whole loans with 54 deals comprising over $21 billion of issuance priced since the beginning of 2018(1)  Agile platform that can deploy capital across both the residential whole loan and Non-Agency securities markets  Continued expansion of whole loan sourcing capabilities through the Onslow Bay correspondent channel  Whole loan acquisition and securitization program provides the ability to create proprietary investments tailored to desired credit preferences with control over asset selection, counterparties and loss mitigation  Modest use of balance sheet leverage with most positions term financed through securitization  The Non-Agency RMBS market experienced significant spread tightening in the fourth quarter, with many products reaching their 2023 spread lows  Non-QM AAA and CRT spreads (investment grade and non-investment grade) were 20 basis points and ~60 basis points tighter, respectively  Home price appreciation was positive in the fourth quarter as inventory levels continued their downward trend − The Zillow Home Price Index was up 0.1% month-over-month in December, and up 3.2% year-over-year(2) − Onslow Bay GAAP Whole Loan portfolio mark-to-market LTV of 60% compared to 68% original LTV  Annaly’s credit strategy has the lowest D60+ across the Top 10 Non-QM issuers(3) Source: Company filings. Financial data as of December 31, 2023. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Strategic Approach Market and Credit Trends OBX Securitization History – UPB Issued ($mm)(1) Top Prime Jumbo & Expanded Credit MBS Issuers ($mm)(4) Rank Issuer 2022-2023 1 JP Morgan 15,287 2 11,147 3 Invictus Capital Partners 11,021 4 Goldman Sachs 9,317 5 Blue River Mtg. / Angelo Gordon 5,179 6 Angel Oak 5,128 7 Lone Star Funds 4,756 8 A&D Mortgage 4,610 9 MFA Financial 3,949 10 Credit Suisse 3,373

Residential Credit | Portfolio Summary

- Annaly Residential Credit Portfolio: $5.7 billion in assets at the end of Q4 2023, up 9% from Q3 2023 and up 14% year-over-year
  - Consists of a $4.5 billion securities portfolio and a $1.2 billion whole loan portfolio(1)
- Record quarter of whole loan settlements with approximately $1.8 billion(2) of loans purchased across both Onslow Bay and our joint venture, up 17% quarter-over-quarter
- Expanded credit correspondent channel pipeline remains robust and high-quality as of quarter end with $1.6 billion in loans
- Whole loan and OBX retained bond position of $2.6 billion at year-end, growing by approximately 30%, or $600 million of organically-created assets, through the year
- Annaly has priced seven securitizations since the beginning of the fourth quarter totaling $2.8 billion in proceeds(3)
  - Securitization strategy has resulted in $11.6 billion of OBX debt outstanding at an average cost of funds of 4.4%(4)

Total Dedicated Capital: $2.3 billion

Sector Type(5)(6)


CRT 17%
OBX Retained 24%
Prime 3%
Alt A 3%
Subprime 4%
NPL 7%
RPL 14%
Prime Jumbo 6%
WL 22%

Coupon Type(5)


ARM 3%
IO 6%
Floating 18%
Fixed 59%
Fixed Duration <2yrs 14%

Rating


Investment Grade 42%
Unrated 36%
Non-Investment Grade 22%

Note: Financial data as of December 31, 2023, unless otherwise noted. Portfolio statistics and percentages are based on fair market value, reflect economic interest in securitizations and are net of participations issued. OBX Retained classification includes the fair market value of the economic interest of certain positions that are classified as Assets transferred or pledged to securitization vehicles within our Consolidated Financial Statements. Percentages may not sum to 100% due to rounding.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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MSR | Business Update

Annaly was a top five buyer of MSR in 2023, with bulk and flow sourcing capabilities, and Annaly continued to expand its footprint throughout the space

Strategic Approach

- MSR portfolio complements Annaly's Agency MBS strategy by offering an attractive yield while providing a hedge to mortgage basis volatility and slower discount prepayment speeds
- As an established and scaled servicer, Annaly is well-positioned for opportunistic and operationally efficient growth in both the bulk and flow MSR markets
- Annaly serves as a strategic partner to originators given certainty of capital and complementary business strategy
- Portfolio consists of low coupon, high quality conventional MSR(1)

Market Trends

- Bulk activity remained robust in the fourth quarter
- Annaly expects supply to moderate in 2024; majority of supply to still largely come from non-bank originators
- Sector continues to see broad interest, including both banks and non-banks as active sources of demand
- MSR valuations moderated quarter-over-quarter, driven primarily by the rally in rates
- Float income has remained historically attractive

Top Conventional MSR Purchasers(2)

Onslow Bay is the fifth largest MSR purchaser in 2023

Rank	Buyer	UPB ($bn)
1	Mr. Cooper	172.0
2	Lakeview	118.8
3	JP Morgan	83.8
4	PNC	58.6
5	Onslow Bay Financial	42.3
6	CMG Mortgage	25.7
7	Matrix (Two Harbors)	24.8
8	MSR Asset Vehicle	15.2
9	Truist Bank	9.0
10	Mission Servicing	8.5

Annaly MSR Valuation and Prepayment Speeds

(Excludes Interests in MSR / MSR of LP Interest)



5.25x
5.34x
5.52x
5.66x
5.45x
4.1%
3.5%
3.0%
2.5%
2.4%
2.7%
3.2%
3.7%
3.9%
4.0%
4.0%
3.7%
3.5%
3.0%
2.9%
Oct Nov Dec
Q4 2022
Jan Feb Mar
Q1 2023
Apr May Jun
Q2 2023(3)
Jul Aug Sep
Q3 2023
Oct Nov Dec
Q4 2023(4)
MSR Multiple
3M CPR

Source: Company filings. Financial data as of December 31, 2023.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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MSR | Portfolio Summary

Annaly's MSR portfolio grew by ~$400 million in the fourth quarter and nearly $900 million through 2023

- Annaly MSR Portfolio: $2.7 billion[1] in assets at the end of Q4 2023, an 18% increase quarter-over-quarter and a 50% increase year-over-year
  - Purchased over $500 million[1] across three bulk packages and began purchasing current coupon GSE flow MSR during the fourth quarter
- Annaly's low WAC portfolio has continued to exhibit historically low prepays, all while maintaining exceptional credit quality
- Onslow Bay was the fifth largest buyer of MSR in 2023[2], adding $42.3 billion in UPB
- As of the end of the fourth quarter, MSR represented 18% of Annaly's dedicated equity capital[3]

Total Dedicated Capital: $1.9 billion

Annaly MSR Holdings (Market Value, $mm)



$1,233
$124
$1,108
$1,735
$123
$190
$1,421
$1,896
$40
$151
$1,705
$1,787
$39
$1,748
$1,830
$39
$1,791
$2,182
$37
$126
$2,019
$2,271
$36
$2,235
$2,675
$35
$518
$2,122
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
MSR
Unsettled MSR Commitments
Interests in MSR / MSR of LP Interest

MSR by the Numbers
(Excludes Interests in MSR / MSR of LP Interest)

	Q3'23	Q4'23[1]
Portfolio Summary		
Market Value ($mm)	$2,235	$2,640
UPB ($bn)	$153.4	$188.3
Loan Count ('000)	484	579
Collateral Characteristics		
WAC	3.07%	3.06%
Avg Loan Size ($, '000)	$317	$325
Orig FICO	757	758
Orig LTV	69%	70%
Collateral Performance		
1M CPR	3.3%	2.7%
3M CPR	3.7%	2.9%
D30	0.7%	0.7%
D60+	0.4%	0.5%

Source: Company filings. Financial data as of December 31, 2023.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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Financial Highlights and Trends

Financial Highlights and Trends

Unaudited

	For the quarters ended				
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
GAAP net income (loss) per average common share[1]	($0.88)	($1.21)	$0.27	($1.79)	($1.96)
Earnings available for distribution per average common share*[1]	$0.68	$0.66	$0.72	$0.81	$0.89
Dividends declared per common share	$0.65	$0.65	$0.65	$0.65	$0.88
Book value per common share	$19.44	$18.25	$20.73	$20.77	$20.79
Annualized GAAP return (loss) on average equity[2]	(14.21%)	(20.18%)	5.42%	(28.84%)	(31.78%)
Annualized EAD return on average equity*	13.76%	12.96%	13.22%	14.82%	16.19%
Net interest margin[3]	(0.25%)	(0.20%)	(0.15%)	0.09%	0.65%
Average yield on interest earning assets[4]	4.55%	4.49%	4.27%	3.96%	3.86%
Average GAAP cost of interest bearing liabilities[5]	5.37%	5.27%	5.00%	4.52%	3.71%
Net interest margin (excluding PAA)[3]*	1.58%	1.48%	1.66%	1.76%	1.90%
Average yield on interest earning assets (excluding PAA)[4]*	4.64%	4.46%	4.22%	3.96%	3.82%
Average economic cost of interest bearing liabilities[5]*	3.42%	3.28%	2.77%	2.34%	2.11%
GAAP leverage, at period-end[6]	6.8x	7.1x	6.1x	5.9x	6.0x
Economic leverage, at period-end[6]*	5.7x	6.4x	5.8x	6.4x	6.3x

* Represents a non-GAAP financial measure; see Appendix.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
18

Financial Highlights and Trends (cont’d) 19 Unaudited (dollars in thousands) For the quarters ended 12/31/2023 9/30/2023 6/30/2023 3/31/2023 12/31/2022 Agency mortgage-backed securities $66,308,788 $66,591,536 $67,764,264 $65,623,534 $62,274,895 Residential credit risk transfer securities 974,059 982,951 1,064,401 1,085,384 997,557 Non-Agency mortgage-backed securities 2,108,274 2,063,861 2,008,106 2,028,656 1,991,146 Commercial mortgage-backed securities 222,444 222,382 365,690 500,611 526,309 Total securities $69,613,565 $69,860,730 $71,202,461 $69,238,185 $65,789,907 Residential mortgage loans $2,353,084 $1,793,140 $1,154,320 $1,642,822 $1,809,832 Total loans, net $2,353,084 $1,793,140 $1,154,320 $1,642,822 $1,809,832 Mortgage servicing rights $2,122,196 $2,234,813 $2,018,896 $1,790,980 $1,748,209 Residential mortgage loans transferred or pledged to securitization vehicles $13,307,622 $11,450,346 $11,318,419 $10,277,588 $9,121,912 Assets transferred or pledged to securitization vehicles $13,307,622 $11,450,346 $11,318,419 $10,277,588 $9,121,912 Total investment portfolio $87,396,467 $85,339,029 $85,694,096 $82,949,575 $78,469,860 Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

Quarter-Over-Quarter Interest Rate & MBS Spread Sensitivity

Unaudited

- The interest rate sensitivity and MBS spread sensitivity are based on the portfolios as of December 31, 2023 and September 30, 2023, respectively
- The interest rate sensitivity reflects instantaneous parallel shifts in rates
- The MBS spread sensitivity shifts MBS spreads instantaneously and reflects exposure to MBS basis risk
- All tables assume no active management of the portfolio in response to rate or spread changes

Interest Rate Sensitivity[1]

	As of December 31, 2023		As of September 30, 2023	
Interest Rate Change (bps)	Estimated Percentage Change in Portfolio Market Value[2]	Estimated Change as a % of NAV[2][3]	Estimated Percentage Change in Portfolio Market Value[2]	Estimated Change as a % of NAV[2][3]
(75)	(0.3%)	(2.2%)	0.4%	3.2%
(50)	(0.1%)	(0.9%)	0.3%	2.5%
(25)	— %	(0.2%)	0.2%	1.5%
25	— %	(0.4%)	(0.2%)	(1.8%)
50	(0.1%)	(1.2%)	(0.4%)	(3.8%)
75	(0.3%)	(2.4%)	(0.7%)	(6.0%)

MBS Spread Sensitivity [1]

	As of December 31, 2023		As of September 30, 2023	
MBS Spread Shock (bps)	Estimated Change in Portfolio Market Value[2]	Estimated Change as a % of NAV[2][3]	Estimated Change in Portfolio Market Value[2]	Estimated Change as a % of NAV[2][3]
(25)	1.3%	10.1%	1.4%	12.3%
(15)	0.8%	6.0%	0.8%	7.4%
(5)	0.3%	2.0%	0.3%	2.4%
5	(0.3%)	(2.0%)	(0.3%)	(2.4%)
15	(0.7%)	(6.0%)	(0.8%)	(7.3%)
25	(1.2%)	(9.9%)	(1.4%)	(12.1%)

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY

20

Appendix | Non-GAAP Reconciliations

Non-GAAP Reconciliations 22 Earnings Available for Distribution (“EAD”), a non-GAAP measure, is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income and CMBX coupon income, (c) net servicing income less realized amortization of MSR, (d) other income (loss) (excluding amortization of intangibles, non-EAD income allocated to equity method investments and other non-EAD components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items) and (f) income taxes (excluding the income tax effect of non- EAD income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage- backed securities. For additional definitions of non-GAAP measures, please refer to Annaly’s Fourth Quarter 2023 earnings release.

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands, except per share amounts)*

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company provides non-GAAP financial measures. These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. These non-GAAP measures provide additional detail to enhance investor understanding of the Company's period-over-period operating performance and business trends, as well as for assessing the Company's performance versus that of industry peers. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP results are provided below and on the next page.

	For the quarters ended				
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
GAAP Net Income to Earnings Available for Distribution Reconciliation					
GAAP net income (loss)	($391,232)	($569,084)	$161,187	($839,328)	($886,814)
Adjustments to excluded reported realized and unrealized (gains) losses:					
Net (gains) losses on investments and other[1]	(1,887,795)	2,710,208	1,316,837	(1,712)	1,124,924
Net (gains) losses on derivatives[2]	2,681,288	(1,732,753)	(1,050,032)	1,286,458	202,337
Loan loss provision (reversal)	-	-	-	(219)	7,258
Business divestiture-related (gains) losses[3]	-	-	-	-	13,013
Other adjustments:					
Amortization of intangibles	673	2,384	758	758	758
Non-EAD (income) loss allocated to equity method investments[4]	197	(140)	541	(244)	(306)
Transaction expenses and non-recurring items[5]	2,319	1,882	2,650	1,358	807
Income tax effect on non-EAD income (loss) items	1,484	9,444	12,364	8,278	(418)
TBA dollar roll income and CMBX coupon income[6]	1,720	(1,016)	1,734	18,183	34,767
MSR amortization[7]	(48,358)	(49,073)	(41,297)	(43,423)	(38,633)
EAD attributable to non-controlling interests	(4,014)	(3,811)	(3,344)	(3,470)	(1,548)
Premium amortization adjustment (PAA) cost (benefit)	19,148	(6,062)	(11,923)	491	(8,136)
Earnings Available for Distribution*	375,430	361,979	389,475	427,130	448,009
Dividends on preferred stock	37,181	36,854	35,766	31,875	29,974
Earnings available for distribution attributable to common shareholders*	$338,249	$325,125	$353,709	$395,255	$418,035
GAAP net income (loss) per average common share[8]	($0.88)	($1.21)	$0.27	($1.79)	($1.96)
Earnings available for distribution per average common share[8]*	$0.68	$0.66	$0.72	$0.81	$0.89
Annualized GAAP return (loss) on average equity[9]	(14.21%)	(20.18%)	5.42%	(28.84%)	(31.78%)
Annualized EAD return on average equity (excluding PAA)*	13.76%	12.96%	13.22%	14.82%	16.19%

* Represents a non-GAAP financial measure.

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY

23

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands)*

	For the quarters ended				
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Premium Amortization Reconciliation					
Premium amortization expense	$51,247	$24,272	$33,105	$56,534	$38,829
Less:					
PAA cost (benefit)	19,148	(6,062)	(11,923)	491	(8,136)
Premium amortization expense (excluding PAA)	$32,099	$30,334	$45,028	$56,043	$46,965
Interest Income (excluding PAA) Reconciliation					
GAAP interest income	$990,352	$1,001,485	$921,494	$818,250	$798,934
PAA cost (benefit)	19,148	(6,062)	(11,923)	491	(8,136)
Interest income (excluding PAA)*	$1,009,500	$995,423	$909,571	$818,741	$790,798
Economic Interest Expense Reconciliation					
GAAP interest expense	$1,043,902	$1,046,819	$953,457	$798,787	$663,847
Add:					
Net interest component of interest rate swaps	(379,377)	(394,677)	(425,293)	(385,706)	(286,600)
Economic interest expense*	$664,525	$652,142	$528,164	$413,081	$377,247
Economic Net Interest Income (excluding PAA) Reconciliation					
Interest income (excluding PAA)	$1,009,500	$995,423	$909,571	$818,741	$790,798
Less:					
Economic interest expense*	664,525	652,142	528,164	413,081	377,247
Economic net interest income (excluding PAA)*	$344,975	$343,281	$381,407	$405,660	$413,551
Economic Metrics (excluding PAA)					
Average interest earning assets	$87,020,120	$89,300,922	$86,254,955	$82,644,998	$82,859,799
Interest income (excluding PAA)*	1,009,500	995,423	909,571	818,741	790,798
Average yield on interest earning assets (excluding PAA)*(1)	4.64%	4.46%	4.22%	3.96%	3.82%
Average interest bearing liabilities	$76,010,247	$77,780,989	$75,424,564	$70,635,632	$69,981,694
Economic interest expense*	664,525	652,142	528,164	413,081	377,247
Average economic cost of interest bearing liabilities*(2)	3.42%	3.28%	2.77%	2.34%	2.11%
Interest income (excluding PAA)*	$1,009,500	$995,423	$909,571	$818,741	$790,798
TBA dollar roll income and CMBX coupon income(3)	1,720	(1,016)	1,734	18,183	34,767
Economic interest expense	(664,525)	(652,142)	(528,164)	(413,081)	(377,247)
Subtotal	$346,695	$342,265	$383,141	$423,843	$448,318
Average interest earning assets	$87,020,120	$89,300,922	$86,254,955	$82,644,998	$82,859,799
Average TBA contract and CMBX balances	829,571	2,960,081	6,303,202	13,949,884	11,499,881
Subtotal	$87,849,691	$92,261,003	$92,558,157	$96,594,882	$94,359,680
Net interest margin (excluding PAA)*	1.58%	1.48%	1.66%	1.76%	1.90%

* Represents a non-GAAP financial measure.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
24

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands)*

	For the quarters ended				
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Economic leverage ratio reconciliation					
Repurchase agreements	$62,201,543	$64,693,821	$61,637,600	$60,993,018	$59,512,597
Other secured financing	500,000	500,000	500,000	250,000	250,000
Debt issued by securitization vehicles	11,600,338	9,983,847	9,789,282	8,805,911	7,744,160
Participations issued	1,103,835	788,442	492,307	673,431	800,849
U.S. Treasury securities sold, not yet purchased	2,132,751	-	-	-	-
Total GAAP debt	$77,538,467	$75,966,110	$72,419,189	$70,722,360	$68,307,606
Less non-recourse debt:					
Debt issued by securitization vehicles	($11,600,338)	($9,983,847)	($9,789,282)	($8,805,911)	($7,744,160)
Participations issued	(1,103,835)	(788,442)	(492,307)	(673,431)	(800,849)
Total recourse debt	$64,834,294	$65,193,821	$62,137,600	$61,243,018	$59,762,597
Plus / (Less):					
Cost basis of TBA and CMBX derivatives	($555,221)	$1,965,117	$3,625,443	$12,241,647	$11,050,351
Payable for unsettled trades	3,249,389	2,214,319	4,331,315	3,259,034	1,157,846
Receivable for unsettled trades	(2,710,224)	(1,047,566)	(787,442)	(679,096)	(575,091)
Economic debt*	$64,818,238	$68,325,691	$69,306,916	$76,064,603	$71,395,703
Total equity	11,345,091	10,677,057	11,887,345	11,909,033	11,369,426
Economic leverage ratio*	5.7x	6.4x	5.8x	6.4x	6.3x

* Represents a non-GAAP financial measure.

ANNALY
25

Glossary and Endnotes

Glossary 27 ARC: Refers to Annaly Residential Credit Group CRT: Refers to Credit Risk Transfer Securities EAD: Refers to Earnings Available for Distribution (formerly Core Earnings (excluding PAA)) Economic Return: Refers to the Company’s change in book value plus dividends declared divided by the prior period’s book value Ginnie Mae: Refers to the Government National Mortgage Association GSE: Refers to Government Sponsored Enterprise MSR: Refers to Mortgage Servicing Rights Non-Performing Loan (“NPL”): A loan that is close to defaulting or is in default Non-QM: Refers to a Non-Qualified Mortgage OBX: Refers to Onslow Bay Securities PCE Refers to Personal Consumption Expenditure Re-Performing Loan (“RPL”): A type of loan in which payments were previously delinquent by at least 90 days but have resumed TBA: Refers to To-Be-Announced Securities Unencumbered Assets: Represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock) UPB: Refers to Unpaid Principal Balance WAC: Refers to Weighted Average Coupon

Endnotes 28 Page 3 1. Comprised of $5.2bn of unencumbered assets, which represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock), and $1.0bn of fair value of collateral pledged for future advances. 2. Issuer ranking data from Inside Nonconforming Markets for 2022 through 2023 year-end (January 5, 2024 issue). 3. Includes a $414mm and $496mm whole loan securitization that priced in January 2024 and a $412mm whole loan securitization that priced in February 2024. 4. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off- balance sheet in which Annaly has economic exposure. Assets reflect TBA purchase contracts (market value) of ($0.6)bn, exclude assets transferred or pledged to securitization vehicles of $13.3bn and include unsettled MSR commitments of $0.5bn and $1.4bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.1bn. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. Page 4 1. Dividend yield is based on annualized Q4 2023 dividend of $0.65 and a closing price of $19.37 on December 29, 2023. 2. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off- balance sheet in which Annaly has economic exposure. Assets reflect TBA purchase contracts (market value) of ($0.6)bn, exclude assets transferred or pledged to securitization vehicles of $13.3bn and include unsettled MSR commitments of $0.5bn and $1.4bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.1bn. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. 3. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Dedicated capital allocations as of December 31, 2023 exclude commercial real estate assets. 4. Comprised of $5.2bn of unencumbered assets, which represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock), and $1.0bn of fair value of collateral pledged for future advances. 5. Hedge portfolio excludes receiver swaptions. 6. Computed as the sum of recourse debt, cost basis of TBA and CMBX derivatives outstanding and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements, other secured financing and U.S. Treasury securities sold, not yet purchased. Debt issued by securitization vehicles and participations issued are non-recourse to the Company and are excluded from this measure. 7. Hedge ratio measures total notional balances of interest rate swaps, interest rate swaptions (excluding receiver swaptions) and futures and U.S. Treasury securities sold, not yet purchased relative to repurchase agreements, other secured financing and cost basis of TBA derivatives outstanding and net forward purchases (sales) of investments; excludes MSR and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities. 8. Average economic cost of funds includes GAAP interest expense and the net interest component of interest rate swaps. Page 5 1. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off- balance sheet in which Annaly has economic exposure. Total assets include commercial real estate related assets, which are excluded from capital allocation calculations. Agency assets reflect TBA purchase contracts (market value) of ($0.6)bn. Residential Credit assets exclude assets transferred or pledged to securitization vehicles of $13.3bn, include $1.4bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.1bn. MSR assets include unsettled MSR commitments of $0.5bn. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. 2. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Dedicated capital allocations as of December 31, 2023 exclude commercial real estate assets. Page 6 1. Levered return assumptions are for illustrative purposes only and attempt to represent current market asset returns and available leverage and financing terms for prospective investments of the same, or of a substantially similar, nature to those held in Annaly’s portfolio in each respective group. Illustrative levered returns do not represent returns of Annaly’s actual portfolio. For MSR, illustrative levered returns are shown hedged with Agency MBS/TBA. Page 7 1. Includes a $414mm and $496mm whole loan securitization that priced in January 2024 and a $412mm whole loan securitization that priced in February 2024. 2. Outstanding pipeline as of December 31, 2023, including loans from a joint venture with a sovereign wealth fund. 3. Issuer ranking data from Inside Nonconforming Markets for 2022 through 2023 year-end (January 5, 2024 issue). 4. Based on data from the BofA Securities Non-QM Shelf and Deal Report, December 31, 2023. 5. Includes unsettled commitments of $518mm. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. 6. Information aggregated from 2023 Fannie Mae and Freddie Mac monthly loan level files by eMBS servicing transfer data as of December 31, 2023. 7. Based on data from the Inside Mortgage Finance for the period ended December 31, 2023. Page 9 1. Represents the Personal Consumption Expenditure (PCE) Price Index ex. food and energy from the U.S. Bureau of Economic Analysis through December 2023. 2. Represents Annaly’s calculation of the year-over-year rate of core PCE if monthly changes will average 0.15% month-over-month going forward. 3. Represents the mid-point of the Federal Funds Target Rate and Fed Funds forwards on September 22, 2023 and January 19, 2024, respectively. Data retrieved via Bloomberg. Page 11 1. Based on data from Wall Street Research as of February 2, 2024 2. Represents Agency's hedging profile and does not reflect Annaly's full hedging activity. 3. Represents Agency’s funding profile and does not reflect Annaly's full funding activity. Page 12 1. Includes TBA purchase contracts. 2. Includes TBA purchase contracts and fixed-rate pass-through certificates. 3. Includes fixed-rate pass-through certificates only. “High Quality Spec” protection is defined as pools backed by original loan balances of up to $125k, highest LTV pools (CR>125% LTV), geographic concentrations (NY/PR). “Med Quality Spec” includes $200k loan balance, $175k loan balance, $150k loan balance, high LTV (CQ 105- 125% LTV) and 40-year pools. “40+ WALA” is defined as weighted average loan age greater than 40 months and treated as seas Page 13 1. Includes a $414mm and $496mm whole loan securitization that priced in January 2024 and a $412mm whole loan securitization that priced in February 2024. 2. Based on seasonally adjusted data from the Zillow U.S. Home Value Index for the period ended December 31, 2023. 3. Based on data from the BofA Securities Non-QM Shelf and Deal Report, December 31, 2023. 4. Issuer ranking data from Inside Nonconforming Markets for 2022 through 2023 year-end (January 5, 2024 issue).

Endnotes (cont’d) 29 Page 14 1. Excludes participations issued totaling $1.1bn. 2. Whole loans settled include loans from a joint venture with a sovereign wealth fund. 3. Includes a $414mm and $496mm whole loan securitization that priced in January 2024 and a $412mm whole loan securitization that priced in February 2024. 4. Reflects cost of funds only for outstanding debt held by third parties. 5. Shown exclusive of securitized residential mortgage loans of consolidated variable interest entities. 6. Prime includes $5.0mm of Prime IO, OBX Retained contains $179.2mm of Prime IO and Prime Jumbo IO and Prime Jumbo includes $70.4mm of Prime Jumbo IO. Page 15 1. Portfolio excludes retained servicing on whole loans within the Residential Credit portfolio. 2. Information aggregated from 2023 Fannie Mae and Freddie Mac monthly loan level files by eMBS servicing transfer data as of December 31, 2023. 3. Includes unsettled commitments of $126mm in Q2 2023. 4. Includes unsettled commitments of $518mm in Q4 2023. Page 16 1. Includes unsettled commitments of $518mm. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. 2. Information aggregated from 2023 Fannie Mae and Freddie Mac monthly loan level files by eMBS servicing transfer data as of December 31, 2023. 3. Capital allocation is calculated as the difference between allocated assets and liabilities. Dedicated capital as of December 31, 2023 exclude commercial real estate assets. Page 18 1. Net of dividends on preferred stock. 2. Annualized GAAP return (loss) on average equity annualizes gains and (losses) which are not indicative of full year performance, unannualized GAAP return (loss) on average equity is (3.55%), (5.04%), 1.35%, (7.21%) and (7.95%) for the quarters ended December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023 and December 31, 2022, respectively. 3. Net interest margin represents interest income less interest expense divided by average interest earning assets. Net interest margin (excluding PAA) represents the sum of the Company's interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances. 4. Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA). 5. Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps. 6. GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued and U.S. Treasury securities sold, not yet purchased divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements, other secured financing, and U.S. Treasury securities sold, not yet purchased. Debt issued by securitization vehicles and participations issued are non- recourse to the Company an are excluded from economic leverage. Page 20 1. Interest rate and MBS spread sensitivity are based on results from third-party models in conjunction with internally derived inputs. Actual results could differ materially from these estimates. 2. Scenarios include residential investment securities, residential mortgage loans, MSR and derivative instruments. 3. Net asset value (“NAV”) represents book value of common equity. Non-GAAP Reconciliations Page 23 1. Includes write-downs or recoveries on investments which is reported in Other, net in the Company’s Consolidated Statement of Comprehensive Income (Loss). 2. The adjustment to add back Net (gains) losses on derivatives does not include the net interest component of interest rate swaps which is reflected in earnings available for distribution. The net interest component of interest rate swaps totaled $379.4mm, $394.7mm, $425.3mm, $385.7mm and $286.6mm for the quarters ended December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023 and December 31, 2022, respectively. 3. Includes losses (gains) related to the sale of the Company's Middle Market Lending portfolio for the quarter ended December 31, 2022. 4. The Company excludes non-EAD (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other income (loss). 5. All quarters presented include costs incurred in connection with securitizations of residential whole loans. 6. TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives. CMBX coupon income totaled $0.0mm, $0.0mm, $0.5mm, $1.1mm and $1.1mm for the quarters ended December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023 and December 2022, respectively. 7. MSR amortization represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company’s MSR portfolio and is reported as a component of Net unrealized gains (losses) on instruments measured at fair value. 8. Net of dividends on preferred stock. 9. Annualized GAAP return (loss) on average equity annualizes gains and (losses) which are not indicative of full year performance, unannualized GAAP return (loss) on average equity is (3.55%), (5.04%), 1.35%, (7.21%), and (7.95%) for the quarters ended December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023 and December 2022, respectively. Page 24 1. Average yield on interest earning assets (excluding PAA) represents annualized interest income (excluding PAA) divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. 2. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps. 3. TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives. CMBX coupon income totaled $0.0mm, $0.0mm, $0.5mm, $1.1mm and $1.1mm for the quarters ended December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023 and December 2022, respectively.